Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Agreement”) is entered into this       day of December 2004 (the “Date”), by and among Primary Business Systems, Inc. (“PBS Inc”), Primary Business Systems, L.L.C., (“PBS LLC”), Rick Matthews (“Matthews”), Suburban Capital Corporation (“Suburban”), Pine Services, Inc. (“Pine”), and Frank Custable, Jr. (“Custable”).  PBS Inc, PBS LLC, Matthews, Suburban, Pine and Custable are sometimes collectively referred to herein as the “Parties.”

Recitals

WHEREAS, on or about September 27, 2002, PINE and PBS LLC entered into that certain stock purchase agreement (“Stock Purchase Agreement”) for the purchase by PBS LLC from Pine shares Common Stock of in Sharecom, Inc., now known as PBS Inc., representing approximately 59.7% of the then outstanding shares of PBS Inc, for a purchase price of $550,000 payable within 36 months of the date thereof;

WHEREAS, on or about November,       , 2002, Suburban and PBS Inc and PBS LLC entered into that certain advisory agreement (the “Advisory Agreement”) pursuant to which Suburban agreed to provide certain consulting services and programs to PBS Inc and PBS LLC in exchange for shares of PBS Inc.; and

WHEREAS, on or about November 29, 2002, Matthews, Amanda Sinclair, Connie Mathews (sometimes referred to as the Matthews Family”) and PBS Inc. entered into a Stock Acquisition Agreement (“Stock Acquisition Agreement”) whereby PBS Inc acquired all of the ownership interests of PBS LLC from the Matthews Family in exchange for a number of shares of PBS Inc sufficient to provide the Matthews Family with approximately 90% of the outstanding shares of PBS Inc.;

WHEREAS a dispute arose among the parties regarding the quality and quantities of certain services and products to be provided by Pine and Suburban to PBS Inc and PBS LLC;

WHEREAS, Suburban filed a lawsuit against PBS LLC, PBS Inc and Ed Wells (“Wells”) styled Suburban Capital Corporation v. Primary Business Systems, L.L.C., et al., Case No. 03-CV-4194, in the United States District Court of the Northern District of Illinois, Eastern Division alleging breach of the Advisory Agreement (the “Suburban Lawsuit”);

WHEREAS, Pine filed a lawsuit against PBS LLC styled Pine Services, Inc. v. Primary Business Systems L.L.C., Case No. 03-CV-7832, in the United States District Court for the Northern District of Illinois, Eastern Division alleging a breach of the Stock Purchase Agreement (the “Pine lawsuit”);

WHEREAS, PBS LLC filed a lawsuit against Pine and Custable styled Primary Business Systems, LLC v. Frank Custable, Jr. and Pine Services, Inc., Cause No. 2003-CI-19857, in the 285th Judicial District Court, Bexar County, Texas alleging fraud and breach of contract (the “First PBS Lawsuit”).  PBS LLC also filed suit against Suburban in a lawsuit styled Primary Business Systems, LLC v. Suburban Capital Corporation, Case No. 2004-CI-02171, in the 37th Judicial District, Bexar County, Texas (the “Second PBS Lawsuit”);

WHEREAS, the Court entered a default judgment against Pine and Custable in the amount of $4,700,000.00 (the “Judgment”) in the First PBS Lawsuit, which Pine and Custable appealed in a suit styled Frank Custable and Pine Services, Inc. v. Primary Business Systems, LLC, Appeals No. 04-04-        , before the Fourth Court of Appeals for the State of Texas (the “Appeal”, together with the Suburban Lawsuit, the Pine Lawsuit, the First PBS Lawsuit and the Second PBS Lawsuit, the “Lawsuits”);

WHEREAS, PBS LLC, PBS Inc and Matthews deny all claims made by Suburban, Pine and Custable in the Lawsuits, and Suburban, Pine and Custable deny all claims made by PBS LLC in the Lawsuits; and

WHEREAS, the Parties acknowledge that a bona fide dispute and controversy exists between and among them, both as to liability and damages, if any, relating to the facts in question and underlying the Lawsuit; and

WHEREAS, the Parties have reached an agreement to compromise and settle their disputes; and

WHEREAS, the Parties have and do hereby compromise, settle and resolve all pending disputes, claims, actions, suits, demands, causes of action, debts, liabilities, agreements, contracts, or promises that would have been asserted or which were asserted by and between the Parties;

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS SET FORTH HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.               It is the intent of the Parties to rescind or unwind the transactions completed under the Stock Purchase Agreement and the Stock Acquisition Agreement.  Further, the Parties acknowledge and agree that PBS Inc, as a reporting company subject to the Securities and Exchange Act of 1934, as amended, (the “Act”) and rules and regulations (“Rules”) of the Securities and Exchange Commission (“SEC”), shall be required to make certain filings under the Act (“SEC Filings”) with respect to the transactions contemplated hereby (including, without limitation Section 6 hereof), and except as specifically stated otherwise herein, the transactions contemplated hereby may not become effective until such filings and all applicable timeframes required under the Act and the Rules have been completed.  Pine and Custable shall provide any information reasonably required by PBS Inc in connection with the SEC Filings.

2.               PBS LLC shall receive the sum of $200,000.00 USD, jointly and severally, from Pine and Custable in full settlement of all claims that PBS LLC, PBS Inc, Matthews, or the Matthews Family have asserted or could have asserted in the Lawsuits and in satisfaction of the Judgment.  Such amount shall be wired to the trust account of Loeffler Tuggey Pauerstein Rosenthal LLP according to the instructions on Exhibit “A” in the amounts and on the dates described herein paragraph 2:

a.               $50,000 USD immediately upon the execution of this Agreement, but not later than two (2) days after the date of this Agreement;

b.              $50,000 USD no later than six (6) months following the Date of this Agreement;

c.               $50,000 USD no later than one (1) year following the Date of this Agreement; and

d.              $50,000 USD no later than 30 months following the Date of this Agreement.

3.               Pine and Custable shall execute the secured promissory note and security agreement attached hereto as Exhibit “B” (the “Note”).  Matthews shall transfer ownership of 59.7% of the outstanding shares of PBS Inc (or 51,766,968 common shares) currently held by Ed Wells in escrow (the “Control Block Shares”) back to Pine and such share certificate(s) shall remain in the possession of Ed Wells as escrow agent pursuant to the escrow agreement attached hereto as Exhibit “C”.  The Control Block Shares or a number equivalent to 59.7% of the outstanding shares of Primary Business Systems, Inc., f/k/a Sharecom, Inc., shall serve as collateral for the payment in full of the principal and interest on the Note, as more described therein.  In the event of any uncured default of the payments described both in paragraph 2(b) through 2(d) and in the Note, the sole recourse of any party under this Agreement shall be enforcement of the terms of the Note and the security agreement.

4.               In light of the rescission of the transactions with Pine, without the shares in PBS Inc represented thereby, the Matthews Family would have had no business purpose in entering into the Stock Acquisition Agreement, and therefore, the Matthews family shall effect the reversal of those 2,696,256 common shares of PBS Inc transferred to them and those members of PBS LLC in consideration for the transfer of 100% of the shares of PBS LLC as set forth under the Stock Acquisition Agreement.  In exchange, PBS Inc shall transfer all the shares of PBS LLC, to Matthews and his nominees as stated in Exhibit “D” to this Agreement. and Primary HR Services, LLC

5.               In light of the rescission of the transactions with Pine, without the shares in PBS Inc. represented thereby, the Matthews Family would have had no business purpose in selling its ownership in Primary HR Services, L.L.C. or AHJR, Inc. to PBS Inc., and therefore Matthews shall effect the reversal of those shares of PBS Inc transferred to him and those shareholders of AHJR, Inc., d/b/a Concord Staffing Services and Primary HR Services, L.L.C. in consideration for the transfer of 100% of the shares of AHJR, Inc., d/b/a Concord Staffing Services and Primary HR Services, L.L.C.  In exchange, PBS Inc shall transfer all the shares of AHJR, Inc., d/b/a Concord Staffing Services and Primary HR Services, L.L.C to Matthews and his nominees as stated in Exhibit “D2” to this Agreement.

6.               Matthews, Amanda Sinclair and Connie Matthews shall (i) return 24,677,630 shares of PBS Inc to PBS Inc, following which, as a result of the completion of the transactions under this Agreement the Matthews Family shall not own, of record or beneficially, any shares of Common Stock of PBS Inc., based on the following:

a.               In light of the rescission of the transactions with Pine, without the shares in PBS Inc. represented thereby, the Matthews Family would have had no business purpose in selling its ownership in Primary HR Services, L.L.C. or AHJR, Inc. to PBS Inc., and therefore Matthews shall effect the reversal of those shares of PBS Inc transferred to him and those shareholders of AHJR, Inc., d/b/a Concord Staffing Services and Primary HR Services, L.L.C. in consideration for the transfer of 100% of the shares of AHJR, Inc., d/b/a Concord Staffing Services and Primary HR Services, L.L.C.  In exchange, PBS Inc shall transfer all the shares of AHJR, Inc., d/b/a Concord Staffing Services and Primary HR Services, L.L.C to Matthews and his nominees as stated in Exhibit “D2” to this Agreement; and

b.              The cancellation by the Matthews Family of all debt owed by PBS, Inc. to the Matthews Family, including but not limited to the $593,294.00 owed to Matthews as deferred compensation; and

c.               The cancellation by PBS Inc. of the $61,549.00 owed by to it by Consumers Insurance Agency, Inc.

7.               Matthews, Amanda Sinclair and Connie Matthews shall resign as officers and directors of PBS Inc. upon the transfer of the shares described in this Agreement.

8.               Suburban, Pine and Custable hereby fully and finally release, remises and discharge PBS Inc and PBS LLC and all of its members, venturers, directors, shareholders partners, affiliated companies or partnerships, officers, agents, attorneys, and employees, including but not limited to Patrick Matthews, Amanda Sinclair, and Connie Matthews (together, the “PBS Releasees”) of and from all claims, demands, debts, liabilities, suits, actions, causes of action, rights, or damages (the “Claims”), whether known or unknown to

Suburban, Pine or Custable and whether fixed or contingent, that Suburban, Pine or Custable now has, in the past had, or in the future may have against the PBS Releasees, or any of them, based on, arising out of, or related to any act, fact, conduct, omission, contract, agreement, representation, statement, occurrence, event, or other matter that took place in whole or in part prior to the date of this Agreement, including but not limited to: (i) all Claims based on, arising out of, or related to any verbal agreement between or among the Parties, the Stock Purchase Agreement or the Advisory Agreement; (ii) all Claims or any dealings or transaction between or among Suburban, Pine, Custable and the PBS Releasees; and (iii) all Claims that were alleged in, or that could have been alleged in the Lawsuit by Suburban, Pine or Custable against the PBS Releasees.  Notwithstanding the foregoing, this Agreement does not release, remise, or discharge PBS LLC or the PBS Releasees from any obligation or liability based on or arising out of this Agreement and this Agreement shall not be construed to release any party from any obligation or liability based on or arising out of its terms and provisions.

9.               PBS LLC, PBS Inc and Matthews hereby fully and finally releases, remises and discharges Suburban, Pine, Custable and all of its or his, venturers, partners, directors, officers, agents, attorneys, and employees (the “Custable Releasees”) of and from all claims, demands, debts, liabilities, suits, actions, causes of action, rights, or damages (the “Claims”), whether known or unknown to PBS LLC, PBS Inc or Matthews and whether fixed or contingent, that PBS LLC, PBS Inc or Matthews now has, in the past had, or in the future may have against the Custable Releasees, or any of them, based on, arising out of, or related to any act, fact, conduct, omission, contract, agreement, representation, statement, occurrence, event, or other matter that took place in whole or in part prior to the date of this Agreement, including but not limited to: (i) all Claims based on, arising out of or related to any verbal agreement between the Parties, the Stock Purchase Agreement, or the Advisory Agreement; (ii), any dealings or transactions between or among PBS LLC, PBS Inc, Matthews or the Custable Releasees; and (ii) all Claims that were alleged in, or that could have been alleged in the Lawsuit by PBS LLC, PBS Inc or Matthews.  Notwithstanding the foregoing, this Agreement does not release, remise, or discharge the Custable Releasees from any obligation or liability based on or arising out of this Agreement and this Agreement shall not be construed to release any party from any obligation or liability based on or arising out of its terms and provisions.

10.         PBS Inc hereby fully and finally releases, remises and discharges Matthews, PBS LLC, the Matthews Family and all of its or his, venturers, partners, directors, officers, agents, attorneys, and employees (the “Matthews Releasees”) of and from all claims, demands, debts, liabilities, suits, actions, causes of action, rights, or damages (the “Claims”), whether known or unknown to PBS Inc whether fixed or contingent, that PBS Inc now has, in the past had, or in the future may have against the Matthews Releasees, or any of them, based on, arising out of, or related to any act, fact, conduct, omission, contract, agreement, representation, statement, occurrence, event, or other matter that took place in whole or in part prior to the date of this Agreement, including but not limited to: (i) all Claims based on, arising out of or related to any verbal agreement between the Parties, the Stock Purchase Agreement, or the Advisory Agreement; (ii), any dealings or transactions between or among PBS Inc or the Matthews Releasees; and (ii) all Claims that were alleged in, or that could have been alleged in the Lawsuits by PBS Inc.  Notwithstanding the foregoing, this Agreement does not release, remise, or discharge the

Matthews Releasees from any obligation or liability based on or arising out of this Agreement and this Agreement shall not be construed to release any party from any obligation or liability based on or arising out of its terms and provisions.

11.         The Parties agree to submit to the Court orders of dismissal with prejudice as to each of their respective Claims in the Suburban Lawsuit, the Pine Lawsuit, the First PBS Lawsuit, the Second PBS Lawsuit and the Appeal in the forms attached hereto as Exhibits “E1” through “E4” immediately upon the completion of the actions described in paragraphs 3, 4, 5, 6 and 11.  PBS LLC agrees to present the fully executed order attached as Exhibit “E1” relating to the Second PBS Lawsuit to the Presiding Court of Bexar County, Texas and provide conformed copies of the signed order to Suburban no later than three (3) days from the date of the order.   PBS LLC also agrees to present the fully executed order attached as Exhibit “E2” relating to the Appeal to the Clerk of the Fourth Court of Appeals, sitting in Bexar County, Texas and provide conformed copies of the signed order to Custable and Pine no later than three (3) days from the date of the order.  Suburban agrees to present the order attached hereto as Exhibit “E3” relating to the Suburban Lawsuit to the Clerk for the United States District Court of the Northern District of Illinois, Eastern Division and provide conformed copies of the signed order to PBS LLC and Matthews no later than three (3) days from the date of the order.  Pine agrees to present the order attached hereto as Exhibit “E4” relating to the Pine Lawsuit to the Clerk for the United States District Court of the Northern District of Illinois, Eastern Division and provide conformed copies of the signed order to PBS LLC and Matthews no later than three (3) days from the date of the order.

12.         PBS Inc shall use reasonable efforts to cause a proxy statement filing (or information statement filing) to be filed in accordance with SEC Rules relating to the transactions contemplated herein to be filed within 45 days of the date hereof, and to obtain “clearance” from the SEC with respect to such filing as soon as possible and to thereafter submit or mail such filing to its shareholders in accordance with the SEC rules and the laws of the State of Nevada.  Pine, Suburban and Custable hereby acknowledge that certain information may be required from them with respect to the SEC filings and will cooperate with PBS Inc with respect to its reasonable requests.  Further, Pine, Suburban and Custable shall provide the names and other necessary identifying information of the individuals who shall become officers and directors of PBS Inc following the completion of the transactions discussed herein.

13.         The Parties agree that no Party shall intentionally disparage the business reputation of any other Party nor take any actions that are harmful to the other Party’s goodwill with current or prospective customers, employees, agents, business partners, the media or the public.  The Parties recognize that such actions would cause irreparable harm for which there is no adequate remedy at law and that the aggrieved Party may seek in state or federal court, and is entitled to, a temporary restraining order and to preliminary and permanent injunctive relief to stop any such conduct or statements for any breach or threatened breach of this Section 7 for a period of two (2) years after the date of the Agreement.  Bexar County, Texas shall be the exclusive venue for any action pursuant to this Section 7.

14.         The Parties shall not at any time, intentionally divulge to any person or entity the terms, conditions, details or language of this Agreement except (i) when required in the course of performing each Party’s respective duties hereunder, including but not limited to those disclosures necessary to the United States Securities and Exchange Commission OR IN CONNECTION WITH ANY REQUIRED DISCLOSURE WHICH PBS Inc MAY MAKE UNDER THE ACT OR THE SEC RULES, (ii) with the other Parties’ express written consent, (iii) where required to be disclosed by court order, subpoena or other government process, (iv) as required to comply with any law, including the Internal Revenue Code, or (v) to the Parties respective accountants and lawyers.  The Parties shall not have responsibility for the divulgence of any information which is in the public domain.

15.         Each of the Parties will bear its own attorneys’ fees and court costs.

16.         The Parties agree and acknowledge that the Agreement is entered into solely in order to resolve any and all outstanding or contested claims and disputes so that the Parties may avoid the substantial costs, expenses, and uncertainties associated with such disputes, the trial of the Lawsuit, and any other potential litigation with respect to same.  It is also expressly agreed and acknowledged that neither the execution nor performance of any of the terms of this Agreement shall constitute or be construed as an admission by any signatory to this Agreement of any liability or any fact or any indication that any of the claims or charges made by any of the Parties hereto against each other have any merit.

17.         The Parties represent and warrant that there has not been and will be no assignment or other transfer of any interest in any Claim that is being released under this Agreement.  The signatories further represent and warrant that there has not been and there will be no assignment or other transfer of any interest in any Claim which either of them may have had or now has against the other which arises in any way out of the facts and circumstances alleged in or in any way related to the Lawsuit.

18.         No breach of any provision hereof can be waived unless done in writing.  Waiver of any one breach shall not be deemed a waiver of any other breach of the same or other provision hereof.  This Agreement may be amended only by written agreement executed by all Parties hereto.

19.         The Parties and their counsel have reviewed this Agreement and both Parties have participated in drafting the Agreement.  The Agreement shall not be construed against any Party on the basis of which Party drafted which provision of the Agreement.

20.         The Parties agree and acknowledge that no promise, inducement, or agreement not herein expressed has been made to them or any of their representatives and that this Agreement and constitutes the entire agreement between the Parties.  The terms of this Agreement are contractual in nature and not mere recitals.

21.         The Parties understand, acknowledge, and agree that if any fact now believed to be true is found hereafter to be other than, or different from, that which is now believed, each expressly assumes the risk of such difference in fact and agrees that this Agreement shall be, and will remain, effective notwithstanding any such difference in fact.

22.         The Parties agree and acknowledge that each of them has had the opportunity to confer with his or its own counsel prior to the signing of this Agreement and that each Party fully understands and voluntarily accepts the terms of this Agreement.

23.         This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the signatories hereto and their respective successors, heirs, administrators, trustees, executors and assigns.

24.         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile and, when so delivered, shall be deemed an original document and shall constitute the valid, binding, and enforceable obligation of the party or parties so delivering this Agreement.  The signature of any party hereto on a facsimile transmission of this Agreement shall be deemed an original signature and shall have the same legal effect as an original signature on an original document.  No Party hereto may contend that this Agreement, when delivered by facsimile, is not a valid, binding, and enforceable agreement by reason of the form of such delivery or that any signature on any facsimile should not be deemed an original signature.

SIGNED this        day of December 2004.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

SUBURBAN CAPITAL CORPORATION

By:

Name:

Title:

PINE SERVICES, INC.

By:

Name:

Title:

FRANK CUSTABLE, JR.

PRIMARY BUSINESS SYSTEMS, L.L.C.

By:

Name:

Title:

PRIMARY BUSINESS SYSTEMS, INC.

By:

Name:

Title:

SUBURBAN CAPITAL CORPORATION

By:

Name:

Title:

Patrick Dey Matthews

Loeffler Tuggey Pauerstein Rosenthal LLP

ATTORNEYS AT LAW

SAN ANTONIO

755 East Mulberry, Suite 200 • San Antonio, TX 78212

Tel 210.354.4300 • Fax 210.354.4034 • www.loefflerllp.com

AUSTIN • WASHINGTON DC

January 31, 2005

VIA FACSIMILE (630) 705-9764 AND

ELECTRONIC MAIL

James E.Musial, Esq. and

C.Michael Kendall, Esq.

2121 W.Army Trail Rd., Ste.105

Addison, IL 60101

VIA FACSIMILE (210) 224-2035 AND

ELECTRONIC MAIL

Jo Beth Eubanks

Akin Gump Strauss Hauer & Feld LLP

300 Convent

Suite 1500

San Antonio, Texas 78205

Re :                          Global Settlement Agreement by and among Primary Business Systems, L.L.C., Primary Business Systems, Inc., Rick Matthews , Frank Custable, Jr., Pine Services, Inc. and Suburban Capital Corporation (“Global Settlement Agreement”).

Dear Mr.Musial and Ms. Eubanks:

Based upon the recent discussions among the parties and the additional funds recently transferred into the trust account of DeLeon, Boggins & Icenogle, P.C., Primary Business Systems, L.L.C., Primary Business Systems, Inc. and Rick Matthews (together, “PBS”) hereby withdraw their claims of breach against Frank Custable, Jr., Pine Services, Inc. and Suburban Capital Corporation of the Global Settlement Agreement and the Mediation Agreement as described in my letter dated January 14, 2005.

This withdrawal is not intended, and should not be construed as, a waiver of any other claims PBS may have against Custable, Pine or Suburban for any current or future act or omission that may constitute a breach or default of the Global Settlement Agreement or the Mediation Agreement.

Furthermore, in recognition of the parties’ ongoing compromise, the parties hereby agree that the Execution Date as that term is defined in the Global Settlement Agreement shall be January 31, 2005.  Please sign below where indicated to reflect your clients understanding of and agreement to this written amendment to the Global Settlement Agreement.

As always, if you have any questions, please feel free to contact me be phone or email.

Sincerely,

Bryan A. Lopez
Attorney for Primary Business Systems, Inc.,
Primary Business Systems, L.L.C., and Rick
Matthews.

AGREED TO BY:

Jim Musial
Attorney for Suburban Capital Corporation

Jo Beth Eubanks
Attorney for Frank Custable, Jr.
And Pine Services, Inc.

cc:	Rick Matthews
Tim Tuggey [FIRM]
Jonathan D. Pauerstein [FIRM]

2